Exhibit 4.5

T-MOBILE USA, INC. and T-MOBILE US, INC. and EACH OF THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO
2.550% SENIOR SECURED NOTES DUE 2031 ELEVENTH SUPPLEMENTAL INDENTURE Dated as of October 6, 2020
DEUTSCHE BANK TRUST COMPANY AMERICAS as Trustee
to INDENTURE Dated as of April 9, 2020

i

ELEVENTH SUPPLEMENTAL INDENTURE (this “Eleventh Supplemental Indenture”), dated as of October 6, 2020 (the “Additional Notes Issue Date”), among T-Mobile USA, Inc., a Delaware corporation (the “Issuer”), T-Mobile, US, Inc., a Delaware corporation (“Parent,” as a guarantor), and the other guarantors party hereto (together with Parent, the “Guarantors”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee.

WHEREAS, the Issuer has heretofore executed and delivered an Indenture, dated as of April 9, 2020 (the “Base Indenture”), among the Issuer, Parent and the Trustee, providing for the issuance from time to time of one or more Series of the Issuer’s Notes;

WHEREAS, the Issuer, the Guarantors and the Trustee have heretofore entered into a Ninth Supplemental Indenture, dated as of June 24, 2020 (the “Ninth Supplemental Indenture”) to the Base Indenture (the Base Indenture, as amended and supplemented from time to time, including pursuant to the Ninth Supplemental Indenture, being referred to herein as the “Original Indenture,” and as further amended and supplemented by this Eleventh Supplemental Indenture, being referred to herein as the “Indenture”) establishing the terms of the Issuer’s 2.550% Senior Secured Notes due 2031 (the “Notes”);

WHEREAS, acting pursuant to a Company Order delivered to the Trustee in accordance with the terms of the Original Indenture, the Trustee authenticated and delivered Notes for original issue in an aggregate principal amount of $1,750,000,000 on June 24, 2020 (the “Existing Notes”);

WHEREAS, under Section 2.03 of the Ninth Supplemental Indenture, the aggregate principal amount of the Notes to be issued may be increased, and such Series may be reopened for issuances of additional Notes, upon delivery to the Trustee of a Company Order without the consent of any Holder of Notes;

WHEREAS, the Issuer has furnished the Trustee with a duly authorized and executed Company Order dated October 6, 2020 authorizing and directing the Trustee to issue and authenticate $750,000,000 in aggregate principal amount of Notes (the “Additional Notes”), constituting an additional issuance of Notes, fungible with the Existing Notes and consolidated with and forming a single Series with the Existing Notes;

WHEREAS, all things necessary to make this Eleventh Supplemental Indenture a valid, binding and enforceable agreement of the Issuer, the Guarantors and the Trustee and a valid supplement to the Base Indenture have been done.

NOW, THEREFORE, the Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Additional Notes established hereby:

Article I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01     Definitions.

All capitalized terms which are used herein and not otherwise defined herein are defined in the Original Indenture and are used herein with the same meanings as in the Original Indenture. If a capitalized term is defined in both the Original Indenture and this Eleventh Supplemental Indenture, the definition in this Eleventh Supplemental Indenture shall apply to the Additional Notes authenticated hereby (and any Note Guarantee in respect thereof).

Section 1.02     Other Definitions.

Term	Defined in Section
“Additional Notes”	Recitals
“Additional Notes Issue Date”	Recitals
“Base Indenture”	Recitals
“Eleventh Supplemental Indenture”	Recitals
“Guarantors”	Recitals
“Indenture”	Recitals
“Issuer”	Recitals
“Ninth Supplemental Indenture”	Recitals
“Parent”	Recitals

Section 1.03     Rules of Construction.

Unless the context otherwise requires:

(1)       a term has the meaning assigned to it;

(2)       an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)       “or” is not exclusive;

(4)       words in the singular include the plural, and in the plural include the singular;

(5)       “will” shall be interpreted to express a command;

(6)       provisions apply to successive events and transactions;

(7)       “including” means “including, without limitation”;

(8)       references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(9)       all references, in any context, to any interest or other amount payable on or with respect to the Notes of any Series shall be deemed to include an Additional Interest pursuant to the Registration Rights Agreement; and

(10)       the phrases “in writing” or “written” as used herein shall be deemed to include PDFs, e-emails and other electronic means of Transmission, unless otherwise indicated.

Article II
THE Additional NOTES

Section 2.01     Terms of Additional Notes.

The Additional Notes shall have the terms set forth in Section 2.03 of the Ninth Supplemental Indenture except as modified by the following:

(a)          The aggregate principal amount of Additional Notes, which shall be authenticated and delivered on the Additional Notes Issue Date under the Indenture, shall be $750,000,000;

(b)          The Additional Notes issued on the Additional Notes Issue Date will be issued at an issue price of 104.318% of the principal amount thereof.

Section 2.02     Agreement to Guarantee.

The Guarantors hereby agree, jointly and severally, to unconditionally guarantee the Issuer’s obligations under the Additional Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture including but not limited to ARTICLE X of the Base Indenture.

Article III
MISCELLANEOUS

Section 3.01    Effect of the Eleventh Supplemental Indenture.

(a)          This Eleventh Supplemental Indenture is a supplemental indenture within the meaning of Section 2.02 of the Base Indenture, and the Original Indenture shall (notwithstanding Section 12.12 of the Base Indenture or Section 3.04 hereof) be read together with this Eleventh Supplemental Indenture and shall have the same effect over the Additional Notes, in the same manner as if the provisions of the Original Indenture and this Eleventh Supplemental Indenture were contained in the same instrument.

(b)          In all other respects, the Original Indenture is confirmed by the parties hereto as supplemented by the terms of this Eleventh Supplemental Indenture.

Section 3.02      Governing Law.

THIS ELEVENTH SUPPLEMENTAL INDENTURE AND THE ADDITIONAL NOTES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 3.03      Waiver of Jury Trial.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS ELEVENTH SUPPLEMENTAL INDENTURE.

Section 3.04      No Adverse Interpretation of Other Agreements.

Subject to Section 3.01, this Eleventh Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer, Parent or its Subsidiaries or of any other Person. Subject to Section 3.01, any such other indenture, loan or debt agreement may not be used to interpret this Eleventh Supplemental Indenture.

Section 3.05      Successors.

All agreements of the Issuer in this Eleventh Supplemental Indenture and the Additional Notes will bind its successors. All agreements of the Trustee in this Eleventh Supplemental Indenture will bind its successors. All agreements of each Guarantor in this Eleventh Supplemental Indenture will bind its successors, except as otherwise provided in Section 10.04 of the Base Indenture.

Section 3.06     Severability.

In case any provision in this Eleventh Supplemental Indenture or in the Additional Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 3.07     Counterparts.

This Eleventh Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. The exchange of copies of this Eleventh Supplemental Indenture and of signature pages by electronic (including PDF) transmission shall constitute effective execution and delivery of this Eleventh Supplemental Indenture as to the parties hereto and may be used in lieu of the original Eleventh Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by electronic (including PDF) transmission shall be deemed to be their original signatures for all purposes.

Section 3.08     Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of this Eleventh Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Eleventh Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 3.09     Beneficiaries of this Eleventh Supplemental Indenture.

Nothing in this Eleventh Supplemental Indenture or in the Additional Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Additional Notes, any benefit or any legal or equitable right, remedy or claim under this Eleventh Supplemental Indenture.

Section 3.10     No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, member, manager, partner, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Additional Notes, this Eleventh Supplemental Indenture, the Note Guarantees in respect of the Additional Notes, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Additional Notes by accepting an Additional Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Additional Notes.

Section 3.11     The Trustee.

The Trustee shall not be responsible or liable for the validity or sufficiency of, or the recitals in, this Eleventh Supplemental Indenture and all of the provisions contained in the Original Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee and the Agents shall be applicable in respect of the Additional Notes and of this Eleventh Supplemental Indenture as fully and with like effect as set forth in full herein.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Supplemental Indenture to be duly executed, all as of the date first written above.

T-MOBILE USA, INC.

By:	/s/ Johannes Thorsteinsson
	Name:	Johannes Thorsteinsson
	Title:	Senior Vice President, Treasury & Treasurer

T-MOBILE US, INC.

By:	/s/ Johannes Thorsteinsson
	Name:	Johannes Thorsteinsson
	Title:	Senior Vice President, Treasury & Treasurer

[Eleventh Supplemental Indenture]

ALDA WIRELESS HOLDINGS, LLC
AMERICAN TELECASTING DEVELOPMENT, LLC
AMERICAN TELECASTING OF ANCHORAGE, LLC
AMERICAN TELECASTING OF COLUMBUS, LLC
AMERICAN TELECASTING OF DENVER, LLC
AMERICAN TELECASTING OF FORT MYERS, LLC
AMERICAN TELECASTING OF FT. COLLINS, LLC
AMERICAN TELECASTING OF GREEN BAY, LLC
AMERICAN TELECASTING OF LANSING, LLC
AMERICAN TELECASTING OF LINCOLN, LLC
AMERICAN TELECASTING OF LITTLE ROCK, LLC
AMERICAN TELECASTING OF LOUISVILLE, LLC
AMERICAN TELECASTING OF MEDFORD, LLC
AMERICAN TELECASTING OF MICHIANA, LLC
AMERICAN TELECASTING OF MONTEREY, LLC
AMERICAN TELECASTING OF REDDING, LLC
AMERICAN TELECASTING OF SANTA BARBARA, LLC
AMERICAN TELECASTING OF SEATTLE, LLC
AMERICAN TELECASTING OF SHERIDAN, LLC
AMERICAN TELECASTING OF YUBA CITY, LLC
APC REALTY AND EQUIPMENT COMPANY, LLC
ASSURANCE WIRELESS OF SOUTH CAROLINA, LLC
ASSURANCE WIRELESS USA, L.P.
ATI SUB, LLC
BOOST WORLDWIDE, LLC
BROADCAST CABLE, LLC
CLEAR WIRELESS LLC
CLEARWIRE COMMUNICATIONS LLC
CLEARWIRE HAWAII PARTNERS SPECTRUM, LLC
CLEARWIRE IP HOLDINGS LLC
CLEARWIRE LEGACY LLC
CLEARWIRE SPECTRUM HOLDINGS II LLC
CLEARWIRE SPECTRUM HOLDINGS III LLC
CLEARWIRE SPECTRUM HOLDINGS LLC, each as a Guarantor

By:	/s/ Johannes Thorsteinsson
	Name:	Johannes Thorsteinsson
	Title:	Senior Vice President, Treasury & Treasurer

[Eleventh Supplemental Indenture]

CLEARWIRE XOHM LLC
FIXED WIRELESS HOLDINGS, LLC
FRESNO MMDS ASSOCIATES, LLC
IBSV LLC
INDEPENDENT WIRELESS ONE LEASED REALTY CORPORATION
KENNEWICK LICENSING, LLC
L3TV CHICAGOLAND CABLE SYSTEM, LLC
L3TV COLORADO CABLE SYSTEM, LLC
L3TV DALLAS CABLE SYSTEM, LLC
L3TV DC CABLE SYSTEM, LLC
L3TV DETROIT CABLE SYSTEM, LLC
L3TV LOS ANGELES CABLE SYSTEM, LLC
L3TV MINNEAPOLIS CABLE SYSTEM, LLC
L3TV NEW YORK CABLE SYSTEM, LLC
L3TV PHILADELPHIA CABLE SYSTEM, LLC
L3TV SAN FRANCISCO CABLE SYSTEM, LLC
L3TV SEATTLE CABLE SYSTEM, LLC
LAYER3 TV, INC.
METROPCS CALIFORNIA, LLC
METROPCS FLORIDA, LLC
METROPCS GEORGIA, LLC
METROPCS MASSACHUSETTS, LLC
METROPCS MICHIGAN, LLC
METROPCS NETWORKS CALIFORNIA, LLC
METROPCS NETWORKS FLORIDA, LLC
METROPCS NEVADA, LLC
METROPCS NEW YORK, LLC
METROPCS PENNSYLVANIA, LLC
METROPCS TEXAS, LLC
MINORCO, LLC
NEXTEL COMMUNICATIONS OF THE MID-ATLANTIC, INC.
NEXTEL OF NEW YORK, INC.
NEXTEL RETAIL STORES, LLC
NEXTEL SOUTH CORP.
NEXTEL SYSTEMS, LLC, each as a Guarantor

By:	/s/ Johannes Thorsteinsson
	Name:	Johannes Thorsteinsson
	Title:	Senior Vice President, Treasury & Treasurer

[Eleventh Supplemental Indenture]

NEXTEL WEST CORP.
NSAC, LLC
PCTV GOLD II, LLC
PCTV SUB, LLC
PEOPLE’S CHOICE TV OF HOUSTON, LLC
PEOPLE’S CHOICE TV OF ST. LOUIS, LLC
PRWIRELESS PR, LLC
PUSHSPRING, INC.
SFE 1, LLC
SFE 2, LLC
SIHI NEW ZEALAND HOLDCO, INC.
SN HOLDINGS (BR I) LLC
SPEEDCHOICE OF DETROIT, LLC
SPEEDCHOICE OF PHOENIX, LLC
SPRINT (BAY AREA), LLC
SPRINT CAPITAL CORPORATION
SPRINT COMMUNICATIONS COMPANY L.P.
SPRINT COMMUNICATIONS COMPANY OF NEW HAMPSHIRE, INC.
SPRINT COMMUNICATIONS COMPANY OF VIRGINIA, INC.
SPRINT COMMUNICATIONS, INC.
SPRINT CONNECT LLC
SPRINT CORPORATION, a Delaware corporation
SPRINT CORPORATION, a Kansas corporation
SPRINT CORPORATION, a Missouri corporation
SPRINT EBUSINESS, INC.
SPRINT ENTERPRISE MOBILITY, LLC
SPRINT ENTERPRISE NETWORK SERVICES, INC.
SPRINT EWIRELESS, INC., each as a Guarantor

By:	/s/ Johannes Thorsteinsson
	Name:	Johannes Thorsteinsson
	Title:	Senior Vice President, Treasury & Treasurer

[Eleventh Supplemental Indenture]

SPRINT INTERNATIONAL COMMUNICATIONS CORPORATION
SPRINT INTERNATIONAL HOLDING, INC.
SPRINT INTERNATIONAL INCORPORATED
SPRINT INTERNATIONAL NETWORK COMPANY LLC
SPRINT PCS ASSETS, L.L.C.
SPRINT SOLUTIONS, INC.
SPRINT SPECTRUM HOLDING COMPANY, LLC
SPRINT SPECTRUM REALTY COMPANY, LLC
SPRINT/UNITED MANAGEMENT COMPANY
SWV SIX, INC.
TDI ACQUISITION SUB, LLC
THEORY MOBILE, INC.
T-MOBILE CENTRAL LLC
T-MOBILE LICENSE LLC
T-MOBILE NORTHEAST LLC
T-MOBILE PCS HOLDINGS LLC
T-MOBILE PUERTO RICO HOLDINGS LLC
T-MOBILE PUERTO RICO LLC
T-MOBILE RESOURCES CORPORATION
T-MOBILE SOUTH LLC
T-MOBILE SUBSIDIARY IV LLC
T-MOBILE WEST LLC
TRANSWORLD TELECOM II, LLC
US TELECOM, INC.
USST OF TEXAS, INC.
UTELCOM LLC
VIRGIN MOBILE USA – EVOLUTION, LLC
VMU GP, LLC
WBS OF AMERICA, LLC
WBS OF SACRAMENTO, LLC
WBSY LICENSING, LLC
WCOF, LLC
WIRELESS BROADBAND SERVICES OF AMERICA, L.L.C.
WIRELINE LEASING CO., INC., each as a Guarantor

By:	/s/ Johannes Thorsteinsson
	Name:	Johannes Thorsteinsson
	Title:	Senior Vice President, Treasury & Treasurer

[Eleventh Supplemental Indenture]

SPRINTCOM, INC.
SPRINT SPECTRUM L.P.
T-MOBILE FINANCIAL LLC
T-MOBILE LEASING LLC, each as a Guarantor

By:	/s/ Johannes Thorsteinsson
	Name:	Johannes Thorsteinsson
	Title:	Assistant Treasurer

[Eleventh Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By:	/s/ Jeffrey Schoenfeld
Name:	Jeffrey Schoenfeld
Title:	Vice President

By:	/s/ Irina Golovashchuk
Name:	Irina Golovashchuk
Title:	Vice President

[Eleventh Supplemental Indenture]